News Release
Euronet Worldwide Headquarters 3500 College Boulevard Leawood, Kansas, 66211 USA 1-913-327-4200	Date: October 17, 2018

Euronet Enters New One Billion Dollar Senior Unsecured Revolving Credit Facility

LEAWOOD, Kansas - October 17, 2018 - Euronet Worldwide, Inc. (NASDAQ: EEFT), a leading global electronic payments provider and distributor, today announced the Company has entered into a new, five-year one billion dollar unsecured revolving credit facility with a syndicate of domestic and international financial institutions. The previous senior secured facility of $675 million has been terminated effective the same date.

The new credit facility includes additional commitments from both new and existing lenders. The new agreement eliminates security requirements, moves Euronet from a leverage-based pricing grid to a ratings-based pricing grid and expands its multi-currency borrowing capabilities.

“We are pleased that our new and existing banking partners recognize the continued strength of our financial position by providing additional commitments and eliminating the security requirements,” stated Rick Weller, Executive Vice President and Chief Financial Officer of Euronet Worldwide, Inc. “The increased capacity will allow us the flexibility to fund our strategic growth initiatives and ultimately deliver additional value to our shareholders.”

On another matter related to the company’s improved financial strength, Euronet recently received an outlook revision in the Company’s Standard & Poor’s rating to BBB- with a positive outlook from BBB- with a negative outlook, reflecting the Company’s continued delivery of strong earnings growth together with effective debt management.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 41,205 ATMs, approximately 276,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 53 countries; card software solutions; a prepaid processing network of approximately 695,000 POS terminals at approximately 332,000 retailer locations in 44 countries; and a global money transfer network of approximately 355,000 locations serving 150 countries. With corporate headquarters in Leawood, Kansas, USA, and 62 worldwide offices, Euronet serves clients in approximately 160 countries. For more information, please visit the Company's website www.euronetworldwide.com.

Forward-Looking Statements

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including the effects in Europe of the Brexit vote and economic conditions in specific countries or regions; the effects of demonetization in India; technological developments affecting the market for the Company's products and services; foreign currency exchange rate fluctuations; the effects of any breaches in the security of our computer systems or those of our customers or vendors; the Company's ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; changes in the Company's relationship with, or in fees charged by, the Company's business partners; competition; the outcome of claims and other loss contingencies affecting the Company; and changes in laws and regulations affecting the Company's business, including tax and immigration laws. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company or the SEC. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

For further information regarding this release, please contact:

Euronet Worldwide, Inc.
Stephanie Taylor
staylor@euronetworldwide.com
(913) 327-4200